Cane Clark LLP		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Chad Wiener+	Scott P. Doney~	Facsimile: 702-944-7100
Joe Laxague~		Email: cwiener@caneclark.com

May 9, 2007

Assured Pharmacy, Inc.
17935 Sky Park Circle, Suite F
Irvine, California 92624

Re: Assured Pharmacy, Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Assured Pharmacy, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 13,336,718 shares of the Company’s common stock already issued (the “Shares”); 13,714,625 shares of common stock underlying issued warrants (the “Warrant Shares”); and 6,146,250 shares of common stock potentially issuable upon the conversion of a Debenture (the “Debenture Shares”).

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated May 9, 2007; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares to be sold by the selling shareholders are validly issued, fully paid and non-assessable, and that the Warrant Shares and Debenture Shares will be validly issued, fully paid and non-assessable upon proper conversion under each of their terms. This opinion is based on Nevada general corporate law.

Very truly yours,

CANE CLARK LLP

/s/ Chad Wiener
Chad Wiener

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE CLARK LLP

/s/ Chad Wiener
Chad Wiener